Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

June 6, 2012

Contact: Kendell Pease

Tel: 703 876 3093

Cell: 703 298 1860

kpease@generaldynamics.com

Johnson to Retire from General Dynamics in December

FALLS CHURCH, Va. – The board of directors of General Dynamics (NYSE: GD) announced today that Jay L. Johnson, chairman and chief executive officer, has advised them of his intention to retire from those positions on December 31, 2012.

Johnson, who turned 66 this week, said, “When I accepted the board’s invitation to become CEO of General Dynamics, my objectives were to extend the corporation’s history of excellent performance, enhance the relevance of the products and services we deliver to our customers and continue the development of a strong group of well-qualified executives who would be ready to lead the company into a new era.

“I have met those objectives – the company is on an excellent financial footing, our operational performance is unmatched and our leadership team is very robust. This is the right time to transition,” Johnson said.

Among the most significant operational achievements during Johnson’s tenure was the design and delivery of the revolutionary double-V hull Stryker combat vehicle for the U.S. Army, which provides unparalleled protection to soldiers. Johnson, the former Chief of Naval Operations and Navy fighter pilot, also oversaw commencement of two-per-year production of Virginia-class attack submarines, and the final development of two new aircraft for the world-leading Gulfstream family of business jets: the ultra-long-range Gulfstream G650 and the super mid-sized Gulfstream G280. Both aircraft are scheduled to enter service this year.

James S. Crown, lead director on the corporation’s board, expressed the board’s sincere gratitude for Johnson’s service to General Dynamics since he joined the board in 2003. “Jay has provided strong leadership, guidance and service to our board, the corporation, its shareholders and the country. We are most grateful to him,” Crown said.

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The board of directors has selected Phebe N. Novakovic, 54, to succeed Johnson as chairman and chief executive officer on January 1, 2013. She became president and chief operating officer in May 2012. Prior to that, she had served as executive vice president of the Marine Systems group of General Dynamics, and senior vice president for planning and development.

Crown said, “Phebe is a strong leader who has great depth of knowledge about General Dynamics’ products, services, processes and customers. All of us on the board are confident that she will continue General Dynamics’ legacy of highly capable leadership and continue its high performance on behalf of customers, employees and shareholders.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 93,000 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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